Date:	May 22, 2007
For Release:	Immediate
Contact:	Investor Contact:
Gary J. Morgan, Senior Vice President of Finance, CFO
215-723-6751, gmorgan@met-pro.com

Met-Pro Corporation Announces Financial Results
for the First Quarter Ended 4/30/2007

• Core Earnings Up – Profitable Property Sale Reached in First Quarter

Harleysville, PA, May 22– Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation (NYSE:MPR), today announced the Company’s financial results for the first quarter ended April 30, 2007.

Sales for the first quarter ended April 30, 2007 were $21.9 million, which was 11% above last year’s first quarter sales of $19.8 million.

Net income for the first quarter ended April 30, 2007 totaled $3.9 million compared with $1.2 million for the same period last year. Excluding the net gain of approximately $2.2 million on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, Met-Pro’s adjusted net income was $1.7 million in the first quarter ended April 30, 2007, an increase of 38% over the first quarter of last year.

Basic and diluted earnings per share for the first quarter ended April 30, 2007 were $0.35 and $0.34, respectively, compared with $0.11 earned during last year’s first quarter. Excluding the net gain on the sale of property, Met-Pro’s adjusted basic and diluted earnings per share were each $0.15 compared with $0.11 for the first quarter of last year, an increase of 36%.

The Company’s backlog of orders as of April 30,2007 totaled a record high $30.0 million compared with $21.5 million as of April 30, 2006, an increase of 40%. Substantially the entire backlog that existed as of April 30, 2007 is expected to be shipped during the current fiscal year.

“We are pleased with the results for the first quarter,” said De Hont. “Our quotation activity remains high and we continue to achieve solid bookings. The record high $30.0 million backlog at the end of the first quarter serves as a solid base for future sales growth. The combination of a strong quality backlog and continued steady quotation activity gives us confidence regarding our prospects for the second quarter and the full fiscal year.”

The Board of Directors, at their meeting on April 4, 2007, declared a quarterly dividend of $0.0675 per share payable June 12, 2007 to shareholders of record at the close of business on May 29, 2007. This represents an 8.0% increase over the same period last year. This is the thirty-second consecutive year the Company has paid a cash or stock dividend.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Included at the end of this press release is a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles as well as certain Regulation G disclosures.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized as one of America’s “200 Best Small Companies” by Forbes magazine. Through its divisions and subsidiaries, in four states, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, and residential markets. These include Product Recovery and Pollution Control Technologies for purification of air and liquids; Fluid Handling Technologies for corrosive, abrasive and high temperature liquids; and Filtration and Purification Technologies including proprietary water treatment chemicals and filter products. For more information, please visit www.met-pro.com.

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The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company) contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s Web site at www.met-pro.com.

Met-Pro Corporation
Consolidated Statement of Operations
(unaudited)
	Three Months Ended
	April 30,
	2007	2006
Net sales	$21,916,609	$19,779,041
Cost of goods sold	14,997,082	13,923,682
Gross profit	6,919,527	5,855,359

Operating expenses (income)
Selling	2,069,877	1,896,179
General and administrative	2,483,853	2,358,513
Gain on sale of building	(3,513,940)	–
	1,039,790	4,254,692
Income from operations	5,879,737	1,600,667

Interest expense	(80,152)	(59,805)
Other income, net	217,306	234,798
Income before taxes	6,016,891	1,775,660

Provision for taxes	2,138,648	568,212

Net income	$3,878,243	$1,207,448

Basic earnings per share	$.35	$.11
Diluted earnings per share	$.34	$.11

Average common shares outstanding:
Basic shares	11,220,577	11,199,599
Diluted shares	11,468,767	11,439,813

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Met-Pro Corporation
Consolidated Balance Sheet
(unaudited)

	April 30,	January 31,
	2007	2007
Assets
Current assets
Cash and cash equivalents	$24,354,204	$17,322,194
Marketable securities	27,897	24,090
Accounts receivable, net of allowance for doubtful
accounts of approximately $156,000 and
$133,000, respectively	20,197,550	20,837,589
Inventories	20,613,149	19,296,279
Prepaid expenses, deposits and other current assets	1,717,692	1,748,130
Total current assets	66,910,492	59,228,282

Property, plant and equipment, net	16,114,947	16,832,988
Costs in excess of net assets of business acquired, net	20,798,913	20,798,913
Other assets	300,022	306,403
Total assets	$104,124,374	$97,166,586

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$1,979,722	$1,955,202
Accounts payable	6,699,695	6,450,813
Accrued salaries, wages and expenses	4,909,644	4,135,342
Dividend payable	757,389	757,029
Customers’ advances	2,892,004	981,680
Deferred income taxes	242,457	245,231
Total current liabilities	17,480,911	14,525,297

Long-term debt	5,034,456	5,417,990
Other non-current liabilities	3,317,132	3,276,551
Deferred income taxes	2,290,532	1,369,591
Total liabilities	28,123,031	24,589,429

Shareholders’ equity
Common shares, $.10 par value; 18,000,000 shares
authorized, 12,846,608 shares issued,
of which 1,626,031 and 1,631,364 shares were
reacquired and held in treasury at the respective dates	1,284,661	1,284,661
Additional paid-in capital	8,039,875	7,910,708
Retained earnings	77,917,406	74,921,913
Accumulated other comprehensive income (loss)	228,458	(33,471)
Treasury shares, at cost	(11,469,057)	(11,506,654)
Total shareholders’ equity	76,001,343	72,577,157
Total liabilities and shareholders’ equity	$104,124,374	$97,166,586

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Met-Pro Corporation
Consolidated Business Segment Data
(unaudited)

	Three Months Ended April 30,
	2007	2006
Net sales
Product recovery/pollution control technologies	$10,546,886	$9,298,349
Fluid handling technologies	6,054,072	5,917,494
Filtration/purification technologies	5,315,651	4,563,198
	$21,916,609	$19,779,041

Income from operations
Product recovery/pollution control technologies	$913,060	$566,714
Fluid handling technologies	1,163,314	695,544
Filtration/purification technologies	289,423	338,409
	2,365,797	1,600,667
Gain on sale of building	3,513,940	–
	$5,879,737	$1,600,667

	April 30,	January 31,
	2007	2007
Identifiable assets
Product recovery/pollution control technologies	$34,810,198	$35,332,252
Fluid handling technologies	20,968,230	21,667,719
Filtration/purification technologies	20,822,904	20,514,339
	76,601,332	77,514,310
Corporate	27,523,042	19,652,276
	$104,124,374	$97,166,586

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Met-Pro Corporation
Consolidated Statement of Cash Flows
(unaudited)
	Three Months Ended April 30,
	2007	2006
Increase (Decrease) in Cash and Cash Equivalents

Cash flows from operating activities
Net income	$3,878,243	$1,207,448
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	417,784	370,964
Deferred income taxes	904,929	(553)
(Gain) on sale of property and equipment, net	(3,513,998)	(4,410)
Stock-based compensation	127,527	81,800
Allowance for doubtful accounts	23,302	(79,003)
(Increase) decrease in operating assets:
Accounts receivable	761,011	1,740,117
Inventories	(1,214,553)	(1,147,983)
Prepaid expenses, deposits and other current assets	44,199	86,777
Other assets	(1,935)	(2,250)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	787,810	(1,072,742)
Customers’ advances	1,908,041	262,518
Other non-current liabilities	40,581	549

Net cash provided by operating activities	4,162,941	1,443,232

Cash flows from investing activities
Proceeds from sale of property and equipment	4,342,598	4,410
Acquisitions of property and equipment	(354,559)	(2,227,748)

Net cash provided by (used in) investing activities	3,988,039	(2,223,338)

Cash flows from financing activities
Proceeds from new borrowing	–	3,602,921
Reduction of debt	(367,235)	(330,508)
Exercise of stock options	39,238	55,232
Payment of dividends	(757,390)	(699,820)

Net cash provided by (used in) financing activities	(1,085,387)	2,627,825
Effect of exchange rate changes on cash	(33,583)	29,778

Net increase in cash and cash equivalents	7,032,010	1,877,497

Cash and cash equivalents at February 1	17,322,194	17,683,305

Cash and cash equivalents at April 30	$24,354,204	$19,560,802

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Met-Pro Corporation/Page 6

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated in accordance with generally accepted accounting principles in the United States ("GAAP") follows. Although Met-Pro Corporation believes that these non-GAAP financial measures provide useful information to investors about its financial condition and results of operations, this information should be considered supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Management's statements regarding the reasons why it believes the presentation of the non-GAAP financial information in this press release provides useful information to its investors, and any other material purposes for which management uses this non-GAAP financial information, are set forth in Met-Pro’s Current Report on Form 8-K to which this press release is attached as an exhibit.

The following table reconciles income before tax, net income, and basic and diluted earnings per share, excluding the gain on the sale of property previously associated with the Company’s Sethco business unit in Hauppauge, New York, as well as income before tax, net income, and basic and diluted earnings per share calculated in accordance with generally accepted accounting principles, for the first quarters ended April 30, 2007 and 2006:

Met-Pro Corporation
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure
 (unaudited)

	Three Months Ended
	April 30,
	2007	2006

Income before tax as reported	$6,016,891	$1,775,660
Less: Gain on sale of building	(3,513,940)	–
Adjusted income before tax	$2,502,951	$1,775,660

Net income as reported	$3,878,243	$1,207,448
Less: Gain on sale of building	(2,213,782)	–
Adjusted net income	$1,664,461	$1,207,448

Basic earnings per share as reported	$.35	$.11
Adjusted basic earnings per share	$.15	$.11

Diluted earnings per share as reported	$.34	$.11
Adjusted diluted earnings per share	$.15	$.11

Average common shares outstanding:
Basic shares	11,220,577	11,199,599
Diluted shares	11,468,767	11,439,813

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